Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts


Nuveen Investment Trust II
333-33607
811-8333


We hereby incorporate by reference the form of new Sub-Advisory Agreements filed in SEC filings , under Conformed Submission Type 485BPOS on
December 24, 2008, accession number 0001193125-
08-260168, on December 23, 2008, under Conformed
Submission Type 485BPOS, accession number
0001193125-08-258486 and on December 19, 2008,
under Conformed Submission Type 485BPOS, accession number 0001193125-08-257257.